Exhibit 99.1

May 12, 2015

Diligent Board Member Services, Inc. Announces First Quarter 2015 Financial Results

Total revenue of $US 22.8 million, up 19% year-over-year

Adjusted EBITDA of $US 7.3 million, up 14% year-over-year

Adjusted Net Income of $US 4.1 million, or $0.03 per share

May 12, 2015 —Diligent Board Member Services, Inc. (“Diligent” or the “Company”) (NZX: DIL) (www.boardbooks.com), provider of the world’s most widely used secure board portal, today announced financial results for the first quarter ended March 31, 2015.

Brian Stafford, President and Chief Executive Officer of Diligent, said, “Diligent delivered another solid quarter, with revenue coming in above the guidance range.  More importantly, we continue to see strong demand in the market for our board collaboration product. Companies are increasingly turning to our solution for an expanding array of use cases beyond the boardroom because of its intuitive, feature-rich design and world-class security. I’m looking forward to building momentum as we refine our strategies and ensure we have the right assets in place to build a foundation to drive additional growth.”

First Quarter 2015 Financial Highlights

•                  Revenue: For the quarter ended March 31, 2015, total revenue was $US 22.8 million, an increase of 19% compared with $US 19.1 million in the prior year.

•                  Gross Profit: Gross profit for the first quarter was $US 18.4 million, an increase of 20% compared with $US 15.3 million in the prior year. Gross margin was 80.7% compared with 80.2% in the first quarter of 2014.

•                  Adjusted EBITDA: For the quarter ended March 31, 2015, Adjusted EBITDA was $US 7.3 million, an increase of 14% compared with $US 6.4 million in the prior year. Adjusted EBITDA margin was 32.1% compared with 33.5% in the prior year.

•                  Net Income: For the quarter ended March 31, 2015, net income was $US 3.1 million, an increase of 59% compared with $US 1.9 million in the prior year. Diluted earnings per share were $US 0.02, compared with $US 0.02 in the prior year.

Adjusted Net Income for the first quarter of 2015 was $US 4.1 million, an increase of 14% compared with $US 3.6 million in the prior year. Adjusted Net Income per diluted share was $US $0.03, compared with $US $0.03 in the prior year.

•                  Balance Sheet: As of March 31, 2015, Diligent had $US 65.2 million in cash and cash equivalents and no bank debt, a decrease of $US 5.6 million as compared to the cash and cash equivalents on December 31, 2014.

First Quarter Business Highlights

•                  Boardbooks Users and Client Agreements: During the first quarter of 2015, the number of Diligent Boardbooks® users increased by approximately 4,000 to over 96,000 users. As of March 31, 2015, total client agreements exceeded 3,150.

•                  Revenue Retention Rate: In the first quarter, Diligent’s annual revenue retention rate (excluding upsells into the existing customer base) continued to exceed 95%; which the Company believes places it among the best-in-class for SaaS companies.

•                  Industry Recognition: In March, Diligent was named a finalist in the European IT & Software Excellence Awards 2015. The company was shortlisted in both the Managed Services Solution of the Year and Storage/Information Management Solution of the Year categories.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Revenue Outlook

As of May 11, 2015, Diligent is initiating revenue guidance for the second quarter 2015 and reiterating guidance for the full year 2015, as follows:

•                  Second Quarter 2015: The Company expects revenue to be between $US 23.6 million and $US 23.8 million, or an increase of 16% to 17% year-over-year.

•                  Full Year 2015: The Company continues to expects revenue to between $US 97 million and $US 99 million, or an increase of 17% to 19% over full year 2014. Diligent continues to expect adjusted EBITDA margin for full year 2015 to be between 24% and 26%.

Quarterly Conference Call

Diligent will host a conference call today at 9:30 a.m. NZDT (5:30 p.m. US ET) to review the Company’s financial results for the first quarter ended March 31, 2015. To access this call participants should dial 0800 452 092 (New Zealand), 1-855-327-6837 (U.S.) or +1-778-327-3988 (international). A live webcast of the conference call will be accessible from the investor relations section of Diligent’s website at http://boardbooks.com/investor-relations/events-presentations/. A replay of this conference call can also be accessed through May 18, 2015 at 11:59 p.m. USET, by dialing 0800 452 092 (New Zealand), 1-800-319-6413 (U.S.). The replay pass code is 78523.

About Diligent

Over 96,000 individual directors, executives and board teams worldwide rely on Diligent Board Member Services, Inc. (NZX: DIL) to speed and simplify how board materials are produced, delivered, reviewed and voted on. Providing the world’s most widely used secure board portal via iPad, Windows devices and browsers — Diligent has pioneered ease of use, stringent security, and superior training and support since 2001. Diligent Boardbooks provides directors and management with immediate access to their most time sensitive and confidential information along with the tools to review, discuss and collaborate on it. It also helps administrative staff accelerate production and delivery, and corporate executives streamline board communications and decisions.

Diligent uses the Software-as-a-Service (SaaS) model to distribute its Diligent Boardbooks application to the market and maintain the security and integrity of its clients’ data. Under this model, Diligent offers annual renewable subscriptions for customer access to its Diligent Boardbooks product which is hosted on Diligent’s secure servers, and offers a complete suite of related services including training, support, data migration and data security/backup.

Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share information, which are provided to investors to supplement the results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define these terms as follows:

•                  Adjusted EBITDA: operating income before depreciation and amortization expense, stock based compensation expense, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses.

•                  Adjusted Net Income: net income before costs relating to non cash stock based compensation, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses, net of tax.

These supplemental measures of the Company’s performance are not required by, or presented in accordance with GAAP. The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items the Company excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or a substitute for, financial information prepared in accordance with GAAP. For a quantitative reconciliation of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Safe Harbor Statement

Statements made in this press release that state Diligent’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation Diligent’s revenue outlook for the second quarter and full year 2015. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Diligent undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Diligent’s actual results to differ materially from those projected in such forward-looking statements. For example, if we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boardbooks offerings, or keep pace with technological changes that impact the use of our product offerings, or suffer security breaches or service interruptions, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, regulatory and technological factors affecting Diligent Board Member Services, Inc.’s operations, markets, products, services and other factors set forth in the Company’s Risk Factors included in its Annual Report on Form 10-K filed with the SEC on March 16, 2015.

Investor inquiries:	Media inquiries:

Sonya Joyce	Geoff Senescall
Ph: + 64 4 894 6912	Ph: + 64 21 481 234

Effective January 1, 2015, the Company began allocating facility and related costs and certain costs associated with its Enterprise Resource Planning system to Cost of revenues, Selling and marketing, General and administrative, and Research and development.  Previously such costs had been presented within General and administrative expenses.  Such costs are allocated based on a department’s proportionate share of total employee headcount. The Company also changed the presentation of sales related incentive commissions paid to account management personnel from Cost of revenues to Selling and marketing. The Company determined that these changes would better reflect industry practice and would provide more meaningful information as well as increased transparency of its operations. To conform the 2014 presentation to the current quarter’s presentation, $496 thousand was reclassified from General and administrative, of which $6 thousand was included in Costs of revenues, $397 thousand was included in Selling and marketing, and $93 thousand was included in Research and Development for the three months ended March 31, 2014. Such reclassifications had no effect on previously reported operating income, net income or retained earnings.

Diligent Board Member Services, Inc.

Schedule 1: Unaudited Condensed Consolidated Statements of Income

(in $US thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenues	$22,827	$19,126
Cost of revenues (excluding depreciation and amortization)	4,396	3,780
Gross profit	18,431	15,346

Operating expenses:
Selling and marketing	3,782	3,157
General and administrative (1)	5,920	6,290
Research and development	2,951	1,406
Depreciation and amortization	850	527
Restatement	—	779
Total operating expenses	13,503	12,159

Operating income	4,928	3,187

Other income, net:
Interest expense, net	(4)	(15)
Other income	25	—
Foreign exchange transaction gain	44	68
Total other income, net	65	53

Income before provision for income taxes	4,993	3,240
Provision for income taxes	1,899	1,296
Net income	$3,094	$1,944

Accrued preferred stock dividends	(83)	(88)
Net income attributable to common stockholders	$3,011	$1,856

Earnings per share:
Basic	$0.03	$0.02
Diluted	$0.02	$0.02
Weighted average shares outstanding:
Basic	116,976	116,481
Diluted	121,496	119,235

(1)         Within general and administrative expenses Diligent has recognized expense of $US 1.024 million for the former CEO’s replacement awards and $US 152 thousand for restatement bonuses for the three months ended March 31, 2014. No similar costs were incurred in the quarter ended March 31, 2015.

Diligent Board Member Services, Inc.

Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(in $US thousands, except share and per share amounts)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$65,245	$70,809
Accounts receivable, net	3,574	1,754
Deferred commissions	1,335	1,353
Prepaid expenses and other current assets	4,500	3,233
Deferred tax assets	3,048	2,768
Total current assets	77,702	79,917

Property and equipment, net	11,492	12,203
Intangible assets, net	1,400	260
Deferred tax assets	6,364	6,804
Security deposits	814	801
Other non-current assets	962	436
Total assets	$98,734	$100,421

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,062	$2,197
Accrued expenses and other liabilities	11,606	11,468
Income taxes payable	990	1,552
Deferred revenue	30,058	32,238
Obligations under capital leases	401	623
Total current liabilities	44,117	48,078

Non-current liabilities:
Deferred revenue, less current portion	11,643	12,138
Obligations under capital leases	—	34
Other non-current liabilities	2,696	3,899
Total non-current liabilities	14,339	16,071
Total liabilities	58,456	64,149
Commitments and contingencies	—	—
Redeemable preferred stock:
Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized 30,000,000 shares issued and outstanding (liquidation value $4,583)	3,000	3,000
Stockholders' equity:
Common Stock, $.001 par value, 250,000,000 shares authorized, 86,915,514 and 86,895,778 shares issued and outstanding	87	87
Additional paid-in capital	34,184	32,631
Retained earnings	4,800	1,706
Accumulated other comprehensive loss	(1,793)	(1,152)
Total stockholders' equity	37,278	33,272
Total liabilities, redeemable preferred stock and stockholders' equity	$98,734	$100,421

Diligent Board Member Services, Inc.

Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

(In $US thousands)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net income	$3,094	$1,944
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	160	(552)
Depreciation and amortization	850	527
Share-based compensation	1,556	836
Other	—	14
Changes in operating assets and liabilities:
Accounts receivable	(1,820)	426
Deferred commissions	18	179
Prepaid expenses and other current assets	(1,267)	(124)
Other non-current assets	(526)	—
Accounts payable and accrued expenses	411	(913)
Income taxes receivable/payable	(562)	1,538
Deferred revenue	(2,675)	2,017
Other non-current liabilities	(1,231)	1,033
Net cash (used in) provided by operating activities	(1,992)	6,925
Cash flows from investing activities:
Proceeds from maturity of short-term investments	—	5,997
Restricted cash-security deposits	15	(78)
Purchases of property and equipment	(1,201)	(1,565)
Capitalized software development costs	(1,154)	—
Net cash (used in) provided by investing activities	(2,340)	4,354
Cash flows from financing activities:
Payment of preferred stock dividend	(335)	(359)
Payments of obligations under capital leases	(256)	(211)
Payments of obligations under software licensing agreements	—	(41)
Net cash used in financing activities	(591)	(611)
Effect of exchange rates on cash and cash equivalents	(641)	(136)
Net (decrease) increase in cash and cash equivalents	(5,564)	10,532
Cash and cash equivalents at beginning of year	70,809	43,583
Cash and cash equivalents at end of year	$65,245	$54,115

Supplemental disclosure of cash flow information:
Cash paid during the period for :
Interest	$8	$21
Income taxes	$2,348	$121
Supplemental disclosure of noncash investing and financing activities:
Conversion of preferred stock to common stock	$—	$267
Accounts payable for property and equipment	$103	$157

Diligent Board Member Services, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

(in $US thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Operating Income	$4,928	$3,187
(+) D&A	850	527
EBITDA	$5,778	$3,714
(+) Restatement	0	779
(+) Former CEO Replacement Awards and Restatement Bonuses	0	1,176
(+) Stock Based Compensation	1,556	739
Adj. EBITDA (1)	$7,334	$6,408
Adj. EBITDA Margin	32.1%	33.5%

(1)         Adjusted EBITDA is calculated as operating income plus depreciation and amortization expense, stock based compensation, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses.

	Three Months Ended March 31,
	2015	2014
Net Income	$3,094	$1,944
(+) Restatement	0	779
(+) Former CEO Replacement Awards and Restatement Bonuses	0	1,176
(+) Stock Based Compensation	1,556	739
(-) Income tax effect of adjustments	(591)	(1,078)
Adj. NET INCOME (1)	$4,059	$3,560

Weighted average shares outstanding Basic	116,976	116,481
Weighted average shares outstanding Diluted	121,496	119,235

Earnings per share Basic:	$0.03	$0.03
Earnings per share Diluted:	$0.03	$0.03

(1)         Adjusted net income is calculated as GAAP net income excluding the impacts of non cash stock based compensation, costs associated with the restatement of our historical financial statements, and other costs, such as the former CEO’s replacement awards and restatement bonuses, net of tax.